Combined Financial Statements	Page 1 of 8

Exhibit 99.1

Horizontal Furnace Business of Kokusai Semiconductor Equipment Corporation and Kokusai Electric Europe GmbH

(Wholly Owned Subsidiaries of Hitachi Kokusai Electric Inc.)

Combined Statements of Net Assets to be Sold as of March 31, 2004 and 2003 and Combined Statements of Net Revenues, Cost of Revenues and Direct Operating Expenses for the Years Ended March 31, 2004 and 2003 and Independent Auditors’ Report

Combined Financial Statements	Page 2 of 8

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholder of

Kokusai Semiconductor Equipment Corporation

and Kokusai Electric Europe GmbH

We have audited the accompanying combined statements of net assets to be sold of the Horizontal Furnace Business (the “Business”) of Kokusai Semiconductor Equipment Corporation and Kokusai Electric Europe GmbH (collectively the “Company”), wholly owned subsidiaries of Hitachi Kokusai Electric Inc., as of March 31, 2004 and 2003, and the combined statements of net revenues, cost of revenues and direct operating expenses for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying combined financial statements were prepared to present the combined net assets, net revenues, cost of revenues and direct operating expenses of the Business to be sold to Amtech Systems, Inc. pursuant to the Asset Purchase Agreements described in Note 1. Such combined financial statements are not intended to be a complete financial statement presentation of the Business and may not be indicative of conditions that would have existed or results that would have occurred had the Business operated as an unaffiliated entity.

In our opinion, such combined financial statements present fairly, in all material respects, the net assets to be sold of the Horizontal Furnace Business (pursuant to the Asset Purchase Agreements described in Note 1) of Kokusai Semiconductor Equipment Corporation and Kokusai Electric Europe GmbH as of March 31, 2004 and 2003, and the combined net revenues, cost of revenues and direct operating expenses for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/S/ Deloitte & Touche LLP

San Jose, California

June 29, 2004

Combined Financial Statements	Page 3 of 8

HORIZONTAL FURNACE BUSINESS OF KOKUSAI SEMICONDUCTOR EQUIPMENT CORPORATION AND KOKUSAI ELECTRIC EUROPE GmbH

(Wholly Owned Subsidiaries of Hitachi Kokusai Electric Inc.)

COMBINED STATEMENTS OF NET ASSETS TO BE SOLD (NOTE 1)

MARCH 31, 2004 AND 2003

	2004	2003
ASSETS:
Inventories	$2,852,217	$5,222,888
Furniture and equipment—net	83,965	135,679

Total assets	2,936,182	5,358,567
LIABILITIES—Accrued warranty expense	123,533	49,373
COMMITMENTS AND CONTINGENCIES (Note 6)

NET ASSETS TO BE SOLD	$2,812,649	$5,309,194

See notes to combined financial statements.

Combined Financial Statements	Page 4 of 8

HORIZONTAL FURNACE BUSINESS OF KOKUSAI SEMICONDUCTOR EQUIPMENT CORPORATION AND KOKUSAI ELECTRIC EUROPE GmbH

(Wholly Owned Subsidiaries of Hitachi Kokusai Electric Inc.)

COMBINED STATEMENTS OF NET REVENUES, COST OF REVENUES AND DIRECT OPERATING EXPENSES (NOTE 1)

YEARS ENDED MARCH 31, 2004 AND 2003

	2004	2003
NET REVENUES:
Product sales	$11,608,023	$7,949,051
Service and maintenance fees	2,322,985	2,602,357

Total net revenues	13,931,008	10,551,408
COST OF REVENUES	11,708,518	8,433,751

GROSS PROFIT	2,222,490	2,117,657
DIRECT OPERATING EXPENSES—Sales and marketing expenses	472,739	275,842

EXCESS OF NET REVENUES OVER COST OF REVENUES AND DIRECT OPERATING EXPENSES	$1,749,751	$1,841,815

See notes to combined financial statements.

Combined Financial Statements	Page 5 of 8

HORIZONTAL FURNACE BUSINESS OF KOKUSAI SEMICONDUCTOR EQUIPMENT CORPORATION AND KOKUSAI ELECTRIC EUROPE GmbH

(Wholly Owned Subsidiaries of Hitachi Kokusai Electric Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS

YEARS ENDED MARCH 31, 2004 AND 2003

1.	BACKGROUND AND BASIS OF PRESENTATION

Kokusai Semiconductor Equipment Corporation (“KSEC”), a Delaware corporation of the United States of America, and Kokusai Electronic Europe GmbH (“KEE”), a corporation under German law, are both wholly owned subsidiaries of Hitachi Kokusai Electric Inc. (the “Parent,” a Japanese corporation).

The accompanying combined financial statements have been prepared for the purpose of presenting the combined net assets of the horizontal furnace business (the “Business”) of KSEC and KEE (collectively the “Company”) as of March 31, 2004 and 2003, to be sold pursuant to the Asset Purchase Agreement dated as of May 3, 2004 between KSEC and Amtech Systems, Inc. (“AMTECH”) and the Asset Purchase Agreement dated May 3, 2004 between KEE and AMTECH (“Agreements”), and the combined net revenues, cost of revenues and direct operating expenses of the Business for each of the years in the two-year period ended March 31, 2004. The transaction is expected to be consummated on July 1, 2004 (the “Closing Date”), subject to certain required consents, approval and filings as defined in the Agreements. Pursuant to the Agreements, the Business is defined as the design, manufacture, installation, parts and maintenance of horizontal furnaces and associated products, including automation, and services as related to those furnaces.

Pursuant to the Agreements, the Company will sell, assign or license to AMTECH certain assets pertaining to the Business including inventories, furniture and equipment, intangible rights and other assets as specified in the Agreements, in exchange for a combined consideration of up to $4.6 million, of which $3.6 million is payable in cash subject to adjustments related to the physical inventory and outstanding warranty liability at the Closing Date. The remaining amount is payable (but not in excess of $970,000) to the extent that the KSEC inventory transferred to AMTECH at the Closing Date and subsequently consumed by AMTECH exceeds $2.3 million. AMTECH will assume liabilities for product warranty claims relating to the Business’ products sold through the Closing Date. In addition, AMTECH will assume all open sales order for products and services committed but not performed as of the Closing Date by the Business.

Historically, separate combined financial statements have not been prepared for the Business. The accompanying combined financial statements are derived from the historical accounting records of the Company and present the Business’ combined net assets to be sold, in accordance with the Agreements, as of March 31, 2004 and 2003, and the Business’ combined statements of net revenues, cost of revenues and direct operating expenses for the years then ended, and are not intended to be a complete presentation of the Business’ combined financial position, results of operations and cash flows. The historical operating results may not be indicative of the results after the acquisition by AMTECH.

The combined statements of net revenues, cost of revenues and direct operating expenses also include revenues and expenses directly attributable to the Apogee product, a component of the Company’s non-horizontal business which is not sold to AMTECH under the Agreements. The Company did not historically maintain separate accounting records for net revenues, cost of revenues and direct operating expenses for the Apogee product.

Combined Financial Statements	Page 6 of 8

The cost of revenues include manufacturing costs related to the products sold and other costs associated with the service and maintenance of the equipment sold. Historically, the Company did not maintain separate costs for product sales and services. The cost of revenues for the year ended March 31, 2003 is based on direct costs incurred by the Business. The $11.7 million total cost of revenues for the year ended March 31, 2004 consists of $10.3 million direct costs incurred by the Business, and $1.4 million of allocated costs based on management’s estimate of production and service hours spent by each employee. Such allocation was required as the Company had reorganized its operations and combined the horizontal and other business departments for efficiency purposes during the year ended March 31, 2004.

Direct operating expenses consist principally of sales and marketing expenses. Those direct operating expenses for the years ended March 31, 2004 and 2003 are allocated to the Business by management based on estimated hours spent by each employee of sales and marketing department. The financial statements do not include general and administrative, foreign currency transaction gains or losses, interest and income tax expenses. The Company did not maintain the horizontal furnace business as a separate stand-alone reporting unit and have not segregated or allocated those indirect operating costs relative to the business.

Information concerning operating, investing and financing cash flows such as inventory purchases, payroll costs, capital expenditures and receivable collection is accumulated at the Company level and is not separately available for the Business on a stand-alone basis. Accordingly, a combined statement of cash flows is not presented.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Inventories—Inventories are stated at the lower of standard cost, which approximates first-in-first-out cost method, or market.

Property and Equipment—Property and equipment is recorded at cost. Depreciation and amortization are provided on the straight-line basis over the estimated useful lives of the various classes of assets as follows:

Useful Lives
Software	3 years
Computer hardware	3–5 years
Furniture and fixtures	7–8 years

Warranties—The Business’ products are generally under warranty against defects in material and workmanship for a period of 90 days for parts, one year for equipment and 90 days to one year for equipment retrofit. The estimated warranty costs are provided for at the time the product revenue is recognized using rates that are based on the Business’ historical experience. The following table illustrates the activities of the Business’ warranty liability for the years ended March 31, 2004 and 2003:

	2004	2003
Warranty liability as of beginning of year	$49,373	$100,839
Accrual for warranty issued	179,255	117,887
Payments made and materials used related to warranty obligations	(105,095)	(169,353)

Warranty liability as of end of year	$123,533	$49,373

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Revenue Recognition—The Business recognizes revenue when persuasive evidence of an arrangement exists, the sales price is fixed or determinable, delivery has occurred or services rendered and collectibility is reasonably assured.

Product Sales—The Business derives revenue from sales of semiconductor manufacturing equipment and parts. Parts and equipment sales are recognized when the product has been shipped, title and risk of loss has passed to the customer and collection is probable. In instances where the sales arrangement includes an acceptance clause, the equipment sale is recognized upon customer acceptance.

Maintenance Service Revenues—Maintenance service revenue is recognized as services are rendered, provided all other requirements for revenue recognition are met.

Foreign Currency—The functional currency of KEE is the Euro. The net assets of KEE to be sold were translated at exchange rates as of March 31, 2004 and 2003. The net revenues, cost of revenues and direct operating expenses of KEE were translated using the weighted average exchange rates prevailing during the years ended March 31, 2004 and 2003.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Such management estimates include the inventory obsolescence, warranty reserve, depreciation and allocation of certain cost of revenues and operating expenses. Actual results could differ from those estimates.

Principles of Combination—The combined financial statements include the accounts of the KSEC and KEE horizontal furnace businesses. All intercompany accounts, profits and transactions have been eliminated in the combined financial statements.

3.	CONCENTRATION OF NET REVENUES

Three major customers of the Business accounted for approximately 31%, 14% and 12% of the Business’ net revenues for the year ended March 31, 2004, respectively, and one major customer for 16% for the year ended March 31, 2003.

4.	RELATED PARTY TRANSACTIONS

The Business’ transactions with Parent and affiliates for the years ended March 31, 2004 and 2003 consisted of sales amounting to approximately $142,000 and $169,000, respectively, included in product sales.

Combined Financial Statements	Page 8 of 8

5.	FURNITURE AND EQUIPMENT

Furniture and equipment consists of the following at March 31:

	2004	2003
Software	$239,636	$239,636
Computer hardware	70,834	63,819
Furniture and fixtures	77,346	77,346

Total	387,816	380,801
Less accumulated depreciation and amortization	(303,851)	(245,122)

Net	$83,965	$135,679

For the year ended March 31, 2004, the depreciation expense of approximately $20,000 charged to the Business is included in cost of revenues. For the year ended March 31, 2003, the depreciation expense charged to the Business is approximately $16,000, of which $15,000 is included in cost of revenues and $1,000 is included in sales and marketing expenses.

6.	COMMITMENTS AND CONTINGENCIES

The Company leases office space for its horizontal furnace business under an operating lease agreement (expiring in March 2005), which pursuant to the Agreements will be assigned to and assumed by AMTECH. The future minimum lease payment under such office space operating lease as of March 31, 2004 is $93,750 for the year ending March 31, 2005. Rental expense under such office space operating lease for the years ended March 31, 2004 and 2003 was $93,750 annually.

KSEC has an outsourcing agreement for the manufacture of its horizontal furnace systems with QAC Incorporated (“QAC”), expiring in November 2004. Under the outsourcing agreement, QAC manufactures equipment and maintains the majority of parts inventory on behalf of KSEC. Pursuant to the terms of the Agreements, AMTECH intends to enter into an outsourcing agreement with QAC with substantially similar terms to that of the KSEC outsourcing agreement. Additionally, KSEC intends to modify its outsourcing agreement to eliminate those services that QAC will provide to AMTECH. During the years ended March 31, 2004 and 2003, the Company made cash payments to QAC of approximately $4.0 million and $650,000, respectively, related to the outsourcing agreement.

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